As filed with the Securities and Exchange Commission on April 25, 2013
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________
Accenture plc
(Exact name of registrant as specified in its charter)
______________________________________

Ireland	98-0627530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
______________________________________
1 Grand Canal Square
Grand Canal Harbour
Dublin 2, Ireland
(353) (1) 646-2000
(Address, including zip code, of registrant’s principal executive offices)
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Amended and Restated Accenture plc 2010 Share Incentive Plan
(Full title of the Plan)
______________________________________
Julie Spellman Sweet, Esq.
Joel Unruch, Esq.
Accenture plc
161 N. Clark Street
Chicago, IL 60601
(312) 693-0161
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A ordinary shares, par value US$0.0000225 per share	28,000,000	$74.66	$2,090,480,000	$285,141.47

(1)
Represents: (i) 24,000,000 Class A ordinary shares being registered pursuant to the Amended and Restated Accenture plc 2010 Share Incentive Plan (the “Plan”), which amended and restated the Accenture plc 2010 Share Incentive Plan (prior to such amendment and restatement, the “2010 SIP”) and (ii) 4,000,000 Class A ordinary shares that may become available for issuance under the Plan as a result of outstanding awards that are terminated, expire or are otherwise canceled. For additional information, see explanatory note below. In addition to the Class A ordinary shares set forth in the table above, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of additional Class A ordinary shares that may become issuable under the Plan to prevent dilution in the event of stock splits, stock dividends and other antidilution provisions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Class A ordinary shares reported on the New York Stock Exchange on April 22, 2013.

EXPLANATORY NOTE
On February 6, 2013, at the 2013 annual general meeting of shareholders of Accenture plc (the “Company”), the Company’s shareholders approved the Plan, which provides for grants of equity awards to designated employees, directors and other service providers of the Company and its affiliates. The Plan provides, among other things, that the number of the Company’s Class A ordinary shares, par value $0.0000225 (the “Shares”) which may be granted under the Plan shall be increased by 24,000,000 Shares in addition to the 50,000,000 Shares which were previously authorized for issuance under the 2010 SIP. This Registration Statement on Form S-8 relates to (i) the additional 24,000,000 Shares authorized to be issued under the Plan and (ii) 4,000,000 Shares that may become available for issuance under the Plan as a result of outstanding awards that, in whole or in part, are terminated, expire or are otherwise canceled.
The contents of the Registration Statement on Form S-8 with respect to the 2010 SIP (Registration No. 333-164737), and the Registration Statement on Form S-8 with respect to the Accenture Ltd 2001 Share Incentive Plan and the Accenture Ltd 2001 Employee Share Purchase Plan (Registration No. 333-65376), filed with the Securities and Exchange Commission on July 18, 2001, as amended by Post Effective Amendment No. 1 filed on October 17, 2001, Post Effective Amendment No. 2 filed on September 1, 2009 and Post Effective Amendment No. 3 filed on October 22, 2010, including the information contained therein, are hereby incorporated by reference pursuant to General Instruction E on Form S-8.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information required in Part I of this Registration Statement is included in one or more prospectuses for the Plan that are not filed as part of this Registration Statement in accordance with Rule 428 of the Securities Act, and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.
Item 4. Description of Securities.
Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.
Item 5. Interests of Named Experts and Counsel.
Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.
Item 6. Indemnification of Directors and Officers.
Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.
Item 7. Exemption from Registration Claimed.
None.

Item 8. Exhibits.
See exhibits listed under the Exhibit Index below.
Item 9. Undertakings.
Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on April 25, 2013.

ACCENTURE PLC

By:	/S/ JULIE SPELLMAN SWEET
Name:	Julie Spellman Sweet
Title:	General Counsel, Secretary & Chief Compliance Officer

Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PIERRE NANTERME	Chairman of the Board and Chief Executive Officer (principal executive officer)	April 25, 2013
Pierre Nanterme

/S/ DINA DUBLON	Director	April 25, 2013
Dina Dublon

/S/ CHARLES GIANCARLO	Director	April 25, 2013
Charles Giancarlo

/S/ NOBUYUKI IDEI	Director	April 25, 2013
Nobuyuki Idei

/S/ WILLIAM L. KIMSEY	Director	April 25, 2013
William L. Kimsey

/S/ ROBERT I. LIPP	Director	April 25, 2013
Robert I. Lipp

/S/ MARJORIE MAGNER	Director	April 25, 2013
Marjorie Magner

/S/ BLYTHE J. MCGARVIE	Director	April 25, 2013
Blythe J. McGarvie

/S/ SIR MARK MOODY-STUART	Director	April 25, 2013
Sir Mark Moody-Stuart

/S/ GILLES C. PÉLISSON	Director	April 25, 2013
Gilles C. Pélisson

/S/ WULF VON SCHIMMELMANN	Director	April 25, 2013
Wulf von Schimmelmann

/S/ PAMELA J. CRAIG	Chief Financial Officer (principal financial officer)	April 25, 2013
Pamela J. Craig

/S/ ANTHONY G. COUGHLAN	Principal Accounting Officer	April 25, 2013
Anthony G. Coughlan

/S/ JULIE SPELLMAN SWEET	Authorized U.S. Representative	April 25, 2013
Julie Spellman Sweet

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Accenture plc 2010 Share Incentive Plan (incorporated by reference to Exhibit 10 to the Company’s 8-K filed on February 6, 2013)

4.2	Amended and Restated Memorandum and Articles of Association of Accenture plc (incorporated by reference to Exhibit 3.1 to the Company’s 8-K filed on February 9, 2012)

4.3	Certificate of Incorporation of Accenture plc, an Irish public limited company (incorporated by reference to Exhibit 3.2 to the Company’s 8-K12B filed on September 1, 2009)

5.1	Opinion of Arthur Cox, Solicitors, as to the legality of the Class A ordinary shares being registered (filed herewith)

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.1)